UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________

Date of Report (Date of earliest event reported) May 7, 2013:

BALDWIN & LYONS, INC.
___________________________________________________________________________

(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1099 North Meridian Street, Indianapolis, Indiana	46204
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                       (317) 636-9800
                                                                                      _______________________________________________

Not applicable
__________________________________________________________________________________________

 (Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of shareholders of the Company was held on May 7, 2013.

(b)
The shareholders elected all of the Company’s nominees for director and ratified the appointment of Ernst & Young LLP as independent auditors for the Corporation.  The shareholders approved all of the shareholder proposals, which are listed below.

Proposal 1 – Election of Directors:

	Shares For	Shares Against	Shares Abstain
Stuart D. Bilton	2,000,699	442	350
Joseph J. DeVito	1,977,991	23,150	350
Otto N. Frenzel IV	2,000,597	544	350
Gary W. Miller	1,977,691	23,450	350
John M. O’Mara	2,000,399	742	350
Thomas H. Patrick	1,977,993	23,148	350
John A. Pigott	2,000,161	980	350
Kenneth D. Sacks	2,000,461	680	350
Nathan Shapiro	1,977,753	23,388	350
Norton Shapiro	1,977,555	23,586	350
Robert Shapiro	1,977,455	23,686	350
Steven A. Shapiro	1,977,855	23,286	350
John D. Weil	2,000,399	742	350

Proposal 2 – Ratification of Ernst & Young LLP as Independent Auditors for the year 2013:

For	1,996,705
Against	4,318
Abstain	468

Proposal 3 – Approval of the 2013 Baldwin & Lyons, Inc. Book Value Appreciation Rights Plan:

For	1,974,897
Against	22,932
Abstain	3,662

Proposal 4 – Advisory approval of executive compensation:

For	1,972,897
Against	3,984
Abstain	24,932

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 7, 2013                                                                   By:  /s/ Joseph J. DeVito
                                                                                                 Joseph J. DeVito, CEO and President